                                                                   Exhibit 23.4



                           CONSENT OF PERSON ABOUT TO
                               BECOME A DIRECTOR



        I, Jang-Ho Chung, hereby consent to being named in the Registration Statement on Form S-1 (No. 333-5829) of NextWave Telecom Inc. as a person about to become a director of NextWave Telecom Inc.


Dated:   July 31, 1996


                                                /s/ Jang-Ho Chung
                                                --------------------------------
                                                Jang-Ho Chung